EXHIBIT 10.29
                                    AGREEMENT

This Agreement (hereinafter "Agreement") is made by and between INTELOGIC TRACE, INC. ("I T") a New York corporation having its principal offices in San Antonio, Texas and DATAPOINT CORPORATION ("DPT") a Delaware corporation having its principal offices in San Antonio, Texas.

                                   WITNESSETH:

WHEREAS, I T and DPT entered into an Acquisition Agreement (the "Acquisition Agreement") as of November 9, 1990 concerning the purchase by I T of all of the shares of stock of Datapoint Canada Inc., a Canadian corporation, and

WHEREAS, pursuant to the Acquisition Agreement, I T and DPT entered into an Option Agreement (the "Option Agreement") as of November 9, 1990, and

WHEREAS, pursuant to the Acquisition Agreement, I T entered into a Grantor Trust Agreement with Peter M. Bren (the "Trustee") as of May 6, 1991, (the "Grantor Trust Agreement"), and

WHEREAS, on August 5, 1994, I T filed a Voluntary Petition in Bankruptcy in the United States Bankruptcy Court for the Western District of Texas, San Antonio Division, Case No. 94-52172-C (the "Bankruptcy Case"), and

WHEREAS, I T and DPT have mutually agreed to a division of the CORPUS in the trust in lieu of the provisions of the Option Agreement; and

WHEREAS, I T and DPT desire to terminate the Option Agreement and have I T terminate the Grantor Trust Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. I T and DPT hereby agree that appropriate motions shall be filed by I T in the bankruptcy Case to cause the Trustee to promptly transfer and distribute 2,400,000 shares of the Datapoint Common Stock held by the Trustee pursuant to the Grantor Trust Agreement to DPT and transfer and distribute 300,000 shares of the Datapoint Common Stock held by the Trustee pursuant to the Grantor Trust Agreement to I T.

2. I T and DPT hereby agree that once the Bankruptcy Court orders the aforementioned distribution of Datapoint Common Stock and such stock is distributed, the Option Agreement and the Grantor Trust Agreement shall be deemed terminated by mutual consent and be of no further force or effect.

3. I T and DPT agree that I T shall pay all costs and expenses required to effect the provisions of this Agreement.

IN WITNESS WHEREOF, authorized representatives of the parties hereto have executed this Agreement as of the last date written below.

INTELOGIC TRACE, INC.                     DATAPOINT CORPORATION

By:    MARK S. HELWEGE                    By:     DORIS BENCSIK
       Mark S. Helwege                    Name:   Doris Bencsik
       President & CEO                    Title:  President

Date:  September 27, 1994                 Date:   September 27, 1994